Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-244403) on Form S-8 of our report dated June 23, 2021, appearing in this Annual Report on Form 11-K of the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees for the year ended December 31, 2020.

/s/ BONADIO & CO., LLP

Bonadio & Co., LLP
June 23, 2021
Amherst, New York